UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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United States Cellular Corporation
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EXPLANATORY NOTE

We have created a video to accompany our 2017 annual report that provides more information about our progress in 2017 and plans for 2018.  The attached is a transcript of the video available at investors.uscellular.com.

IMPORTANT INFORMATION: U.S. Cellular and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of U.S. Cellular in connection with the U.S. Cellular 2018 annual meeting of shareholders. Information regarding U.S. Cellular directors and executive officers, and other persons who may also be deemed to be participants, and their respective interests in U.S. Cellular by security holdings or otherwise is set forth in U.S. Cellular’s proxy statement relating to its 2017 annual meeting, including schedules, as filed with the Securities and Exchange Commission (SEC) on April 11, 2017, which may be obtained free of charge at the SEC’s website at www.sec.gov and U.S. Cellular’s website at www.uscellular.com. There has been no material change to such directors, executive officers or other participants or their interests since that time, except to the extent noted in U.S. Cellular’s filings with the SEC since that time. In addition, the class of other employees of U.S. Cellular that may be employed in the solicitation of proxies include employees in investor relations and communications who report to the Corporate Secretary of U.S. Cellular. The nature of their employment in such solicitations will be preparing communications (which will be filed with the SEC as required under Regulation 14A), responding to questions from shareholders and requesting shareholders to return proxies to U.S. Cellular. Additional information concerning participants that may be soliciting proxies on behalf of the U.S. Cellular board of directors and their respective interests in U.S. Cellular by security holdings or otherwise will be included in the proxy statement filed by U.S. Cellular in connection with its 2018 annual meeting of shareholders. The 2018 proxy statement, other solicitation materials and other reports that U.S. Cellular files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from U.S. Cellular on its website at www.uscellular.com. U.S. CELLULAR SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS FILED BY U.S. CELLULAR IN CONNECTION WITH THE U.S. CELLULAR 2018 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF U.S. CELLULAR AND OTHER MATTERS TO BE CONSIDERED AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS.

U.S. Cellular 2017 Annual Report Video Script

Hello and thank you for your interest in U.S. Cellular, I’m Ken Meyers, President and CEO. We hope this video provides you a timely report on our progress in 2017 and our plans for 2018.

At U.S. Cellular our strong rural and suburban footprint and focus on offering high quality and reliable, national wireless service in the Middle of Anywhere™, enables us to compete effectively in a highly competitive wireless industry.

The strength of our network and our commitment to providing exceptional customer service distinguishes U.S. Cellular from our national competitors and positions us to achieve our number one priority: to attract new customers and maintain our loyal customer base.

While the wireless industry continues to be extremely competitive, U.S. Cellular produced favorable results with the introduction of our Total Plans in 2017. These plans which include an unlimited data option have proven to be very popular among new and existing customers and generated an increase in net customer additions, or net additions throughout the year.

The success of Total plans contributed to the growth of our customer base and helped drive high levels of customer loyalty. That loyalty produced some of the best levels of handset churn in the company’s history.

We continue to build on this momentum, and remain disciplined in our promotional approach, responding to competitors in an economically rational manner.

Our superior network has always been a core competitive advantage for U.S. Cellular. In 2017, J.D. Power ranked U.S. Cellular “Highest Wireless Network Quality Performance in the North Central Region.”

With growing demand for data, especially with the rapid adoption of unlimited plans, we are focused on enhancing this superior network performance. In 2017 we successfully launched another network initiative, Voice over LTE or VoLTE, in Iowa and in 2018 we will continue to rollout the new technology across a number of states.

VoLTE also opens roaming opportunities with other carriers, providing our customers with an even higher-quality network experience, and also provides opportunity for us to grow roaming revenue.

We had a successful outcome from our participation in the 600 MHz auction securing 188 licenses covering the vast majority of our footprint at very reasonable prices. This will help to provide a long-term solution to growing customer demands for more data.

Another strategic imperative for U.S. Cellular is to continue to drive high-margin revenue streams. In 2017 we had great success in this area with device protection plans and accessory sales.

Also, to maximize long term profitability, we are continually working to lower our costs without sacrificing the quality of our network or exceptional customer service.

U.S. Cellular also reduced cash expanding internally throughout the company in system operations, and other cash expenses.

U.S. Cellular strives to build a connection with our communities that extends beyond our business by supporting causes that strengthen the neighborhoods where our associates live, work and play.

This year, our associates volunteered more than 35,000 hours in our communities through our partnership with the Boys & Girls Club of America, and other organizations.

Successful annual campaigns like ‘Future of Good’ and ‘Most Valuable Coach’ demonstrate how we harness the power of our unique local connections to build better communities in our footprint.

We believe our long-term strategy of investing in our network and our customers is reflected in our operational and financial results.

In 2017, these results included a return to positive handset net additions through an increase in handset gross additions combined with historically low churn.

While total revenue declined as a result of the highly competitive pricing environment, our intense focus on cost reductions drove a modest increase in profitability.

As we move into 2018, we are focused on four strategic imperatives: protecting our customer base, growing revenues, reducing costs, and investing in our future.  These investments include new technologies, new products and developmental opportunities for our associates.

I am grateful to our associates for their dedication, innovation and collaboration in serving our customers everywhere.

And thank you also to our shareholders and debt holders for your continuing support of our long term strategies.